UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

Synthesis Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33522 (Commission File Number)	20-2110031 (I.R.S. Employer Identification No.)

Three Riverway, Suite 300 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

(713) 579-0600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.133-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 21, 2014 (as amended on March 25, 2014), Synthesis Energy Systems, Inc. (the “Company”) entered into an engagement agreement with T.R. Winston & Company, LLC (the “Placement Agent”), relating to the offer and sale of shares of the Company’s securities (the “Offering”). On the same date, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Purchasers”) for the purchase of 8,333,341 units, at a per unit purchase price of $1.80. Each unit (“Unit”) consists of (i) one share of our common stock, par value $0.01 per share (“Shares”), and (ii) a common stock purchase warrant to purchase one-half share of common stock with an exercise price of $2.16 per share (“Warrant”).

The Offering will close on or about March 28, 2014, subject to customary closing conditions. As compensation for its services, the Company will pay to the Placement Agent: (i) a cash fee of $600,000 (representing an aggregate fee equal to 6% on the first $10 million of aggregate gross proceeds in the Offering and no fee on aggregate gross proceeds in excess of $10 million); and (ii) a warrant to purchase 500,000 shares of common stock, 6% of the Shares issued to the Purchasers in the Offering (the “Placement Agent Warrant”). We have also agreed to reimburse certain expenses of the Placement Agent.

In connection with the Offering, the Company will issue an aggregate of 8,333,341 Shares, and an aggregate of 4,166,672 Warrants and the Placement Agent Warrant. The Warrants have an exercise price of $2.16 and are initially exercisable six months after issuance and have an exercise term of three years. The Placement Agent Warrant has an exercise price of $2.25 and is initially exercisable six months after issuance and terminates on May 9, 2018. Both the Placement Agent Warrant and the Warrants contain provisions providing for the adjustment of the purchase price and number of shares into which the securities are exercisable in the certain events described there, but do not contain any provisions regarding subsequent securities issuances or price protection provisions.

The net offering proceeds to the Company from the sale of the Units, after deducting the placement agent’s fee and associated costs and expenses, is estimated to be $14.0 million, not including the proceeds, if any, from the exercise of the Warrants issued in this offering and the exercise of the Placement Agent Warrant.

The offer and sale of the Units is registered with the Securities and Exchange Commission (the “Commission”) pursuant to the Registration Statement on Form S-3, as amended, declared effective on May 9, 2013 (File No. 333-187760). The terms of the Offering will be contained in the Prospectus Supplement to filed by the Company pursuant to Rule 424(b)(5).

The foregoing descriptions of the engagement agreement, the amendment to the engagement agreement, the Purchase Agreement and the form of Warrant are not complete and are qualified by reference to the complete documents, which are filed as Exhibits 1.1, 1.2, 4.1 and 10.1, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 8.01 Other Events.

On March 25, 2014, the Company issued a press release announcing that it had entered into the Purchase Agreement relating to the sale of the Units. The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

1.1	Transaction Fee Agreement dated March 21, 2014 between the Company and T.R. Winston & Company, LLC.

1.2	Amendment to Transaction Fee Agreement dated March 25, 2014 between the Company and T.R. Winston & Company, LLC.

4.1	Form of Warrant.

5.1	Opinion of Porter Hedges LLP.

10.1	Form of Securities Purchase Agreement among the Company and the purchasers identified therein.

23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated March 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Synthesis Energy Systems, Inc.

Dated: March 25, 2014	By:	/s/ Robert Rigdon
Robert Rigdon President and Chief Executive Officer

Exhibit Index

1.1	Transaction Fee Agreement dated March 21, 2014 between the Company and T.R. Winston & Company, LLC.

1.2	Amendment to Transaction Fee Agreement dated March 25, 2014 between the Company and T.R. Winston & Company, LLC.

4.1	Form of Warrant.

5.1	Opinion of Porter Hedges LLP.

10.1	Form of Securities Purchase Agreement among the Company and the purchasers identified therein.

23.1	Consent of Porter Hedges LLP (included in Exhibit 5.1 hereto).

99.1	Press Release dated March 25, 2014.